Exhibit 10.3

FORM OF

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”), dated as of December 14, 2020, is entered into by and among Experience Investment Corp., a Delaware corporation (“Acquiror”), Experience Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Acquiror (“Merger Sub”), and [    ] (the “Stockholder”).

RECITALS

WHEREAS, concurrently herewith, Acquiror, BLADE Urban Air Mobility, Inc., a Delaware corporation (“Company”), and Merger Sub are entering into an Agreement and Plan of Merger (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”; capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into the Company, with the Company surviving the merger (the “Merger”);

WHEREAS, as of the date hereof, the Stockholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of and is entitled to dispose of and vote [        ] Company Common Shares and [        ] Company Preferred Shares (the “Owned Shares”; the Owned Shares and any additional shares of Company Stock (or any securities convertible into or exercisable or exchangeable for Company Stock) in which the Stockholder acquires record or beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Covered Shares”); and

WHEREAS, as a condition and inducement to the willingness of Acquiror and Merger Sub to enter into the Merger Agreement, the parties hereto are entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.             Agreement to Vote. Unless this Agreement has been terminated in accordance with Section 3, the Stockholder, in its capacity as a stockholder of the Company, irrevocably and unconditionally agrees that it shall, and shall cause any other holder of record of any of the Covered Shares to, validly execute and deliver to the Company, as promptly as practicable, and in any event within ten (10) Business Days after the Registration Statement is declared effective by the SEC), the written consent in the form attached hereto as Exhibit A in respect of all of the Covered Shares. In addition, prior to the Termination Date (as defined herein), the Stockholder, in its capacity as a stockholder of the Company, irrevocably and unconditionally agrees that, at any other meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of stockholders of the Company, the Stockholder shall, and shall cause any other holder of record of any of the Covered Shares to:

(a)               when such meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(b)               vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Covered Shares owned as of the record date for such meeting (or the date that any written consent is executed by the Stockholder or other record holder of the Covered Shares) in favor of the Merger and the other transactions contemplated by the Merger Agreement and the adoption of the Merger Agreement and any other matters necessary or reasonably requested by the Company for consummation of the Merger and the other transactions contemplated by the Merger Agreement; and

(c)               vote (or execute and return an action by written consent), or cause to be voted at such meeting, or validly execute and return and cause such consent to be granted with respect to, all of the Covered Shares against any Company Acquisition Proposal and any other action that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Stockholder contained in this Agreement.

The obligations of the Stockholder specified in this Section 1 shall apply whether or not the Merger or any action described above is recommended by the Company Board or the Company Board has withdrawn or modified the Company Board Recommendation.

2.             No Inconsistent Agreements. The Stockholder hereby covenants and agrees that the Stockholder shall not, at any time prior to the Termination Date, (i) enter into any voting agreement or voting trust with respect to any of the Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of the Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

3.             Termination. This Agreement shall terminate upon the earliest of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms and (iii) the time this Agreement is terminated upon the mutual written agreement of Acquiror and the Stockholder (the earliest such date under clause (i), (ii) and (iii) being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 10 to 21 shall survive the termination of this Agreement; provided further, that termination of this Agreement shall not relieve any party hereto from any liability for any willful breach of, or actual fraud in connection with, this Agreement prior to such termination.

4.             Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Acquiror as to itself as follows:

(a)               The Stockholder is the sole record owner of and a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Covered Shares, free and clear of Liens other than as created by this Agreement. As of the date hereof, other than the Owned Shares, the Stockholder does not own beneficially or of record any shares of capital stock of the Company (or any securities convertible into shares of capital stock of the Company) or any interest therein.

(b)               The Stockholder (i) except as provided in this Agreement, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Covered Shares, (ii) has not entered into any voting agreement or voting trust with respect to any of the Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from performing and satisfying, its obligations pursuant to this Agreement.

(c)               If the Stockholder is an entity, the Stockholder (i) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization, and (ii) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. If the Stockholder is an individual, the Stockholder has legal competence, capacity and the authority to enter into, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(d)               Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the Stockholder from, or to be given by the Stockholder to, or be made by the Stockholder with, any Governmental Authority in connection with the execution, delivery and performance by the Stockholder of this Agreement, the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Merger Agreement.

(e)               The execution, delivery and performance of this Agreement by the Stockholder do not, and the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Merger Agreement will not, constitute or result in (i) if the Stockholder is an entity, a breach or violation of, or a default under, the certificate of incorporation, bylaws, limited liability company agreement or similar governing documents of the Stockholder, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of the Stockholder pursuant to any Contract binding upon the Stockholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 4(d), under any applicable Law to which the Stockholder is subject or (iii) any change in the rights or obligations of any party under any Contract legally binding upon the Stockholder, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the Stockholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

(f)                As of the date of this Agreement, there is no action, proceeding or investigation pending against the Stockholder or, to the knowledge of the Stockholder, threatened against the Stockholder that questions the beneficial or record ownership of the Covered Shares, the validity of this Agreement or the performance by the Stockholder of its obligations under this Agreement.

(g)               The Stockholder understands and acknowledges that Acquiror is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Stockholder contained herein.

(h)               No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which Acquiror or the Company is or will be liable in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of the Stockholder, on behalf of the Stockholder.

5.             Certain Covenants of the Stockholder. Except in accordance with the terms of this Agreement, the Stockholder hereby covenants and agrees as follows:

(a)               No Solicitation.

(i)                 Prior to the Termination Date, the Stockholder shall not, and shall use its reasonable best efforts to cause its Affiliates or any of its and their respective representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries regarding a Company Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any confidential information or access to confidential information to, any Person relating to any proposal, offer, inquiry or request for information that constitutes, or could reasonably be expected to result in or lead to, a possible Company Acquisition Proposal; (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Company Acquisition Proposal; (iv) execute or enter into any agreement or other document or instrument (whether or not binding) regarding a Company Acquisition Proposal; or (v) resolve or agree to do any of the foregoing. The Stockholder agrees that promptly following the execution of this Agreement it shall immediately cease and cause to be terminated, and shall use its reasonable best efforts to cause its Affiliates and all of its and their representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons (other than the other party hereto and its representatives) conducted heretofore with respect to any Company Acquisition Proposal.

(ii)                In addition to the other obligations under this Section 5(a), the Stockholder shall promptly (and in any event within one (1) Business Day after receipt by the Stockholder) advise the Acquiror orally and in writing of any Company Acquisition Proposal received by the applicable party, or any inquiry with respect to or which could reasonably be expected to lead to or result in any Company Acquisition Proposal, the material terms and conditions of such Company Acquisition Proposal, and the identity of the Person making the same.

(b)               Notwithstanding anything in this Agreement to the contrary: (i) the Stockholder shall not be responsible for the actions of the Company or the Company Board (or any Committee thereof), any Subsidiary of the Company, or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (the “Company Related Parties”), including with respect to any of the matters contemplated by Section 5(a); (ii) the Stockholder makes no representations or warranties with respect to the actions of any of the Company Related Parties; and (iii) any breach by the Company of its obligations under Section 6.14 of the Merger Agreement shall not be considered a breach of Section 5(a) (it being understood for the avoidance of doubt that the Stockholder shall remain responsible for any breach by it or its representatives (other than any such representative that is a Company Related Party) of Section 5(a)). Other than as contemplated by the Merger Agreement or the other Ancillary Agreements, the Stockholder hereby agrees not to, directly or indirectly, (i) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), or enter into any Contract or option with respect to the Transfer of any of the Covered Shares, or (ii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer to an Affiliate of the Stockholder or, if Stockholder is an individual, to any member of Stockholder’s immediate family or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family (a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Acquiror, to assume all of the obligations of the Stockholder under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 5(b) shall not relieve the Stockholder of its obligations under this Agreement. Any Transfer in violation of this Section 5(b) with respect to the Covered Shares shall be null and void.

(c)               In furtherance of this Agreement, the Stockholder hereby authorizes and will instruct the Company, promptly after the date hereof, to prevent any Transfer not permitted hereunder, including by entering a stop transfer order with respect to all of the Covered Shares and by recording in the books and records of the Company that this Agreement imposes certain transfer restrictions with respect to the Covered Shares.

(d)               In the event that the Stockholder intends to undertake a Permitted Transfer of any of the Covered Shares, the Stockholder shall provide notice thereof to Acquiror and shall authorize the Company to, or authorize the Company to instruct any transfer agent to, (i) lift any stop transfer order in respect of the Covered Shares to be so Transferred in order to effect such Permitted Transfer only upon certification by Acquiror that the written agreement to be entered into by the transferee agreeing to be bound by this Agreement pursuant to Section 5(b) hereof is satisfactory to Acquiror and (ii) re-enter any stop transfer order in respect of the Covered Shares to be so Transferred upon completion of the Permitted Transfer.

(e)               The Stockholder hereby authorizes the Company to maintain a copy of this Agreement at either the executive office or the registered office of the Company.

6.             Further Assurances. From time to time, at Acquiror’s request and without further consideration, the Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement (including the Merger). The Stockholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, against Acquiror, Acquiror’s Affiliates, the Company or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement (including the Closing Per Share Stock Consideration) or the consummation of the transactions contemplated hereby and thereby.

7.             Disclosure. The Stockholder hereby authorizes the Company and Acquiror to publish and disclose in any announcement or disclosure required by the SEC the Stockholder’s identity and ownership of the Covered Shares and the nature of the Stockholder’s obligations under this Agreement; provided, that prior to any such publication or disclosure the Company and Acquiror have provided the Stockholder with an opportunity to review and comment upon such announcement or disclosure, which comments the Company and Acquiror will consider in good faith; provided, further, that the foregoing proviso shall not apply to any such publication or disclosure the content of which concerning the foregoing does not substantially differ from any prior such publication or disclosure.

8.             Changes in Capital Stock. In the event of a stock split, stock dividend or distribution, or any change in the Company’s capital stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Owned Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

9.             Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by Acquiror and the Stockholder.

10.           Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure..

11.           Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx (or other nationally recognized overnight delivery service) or (iv) when e-mailed, addressed as follows:

if to the Stockholder, to it at:

[       ]

Attention:       [       ]

Email:             [       ]

with a copy (which shall not constitute notice) to:

[     ]
[     ]
Attn:    [     ]
E-mail:[     ]

if to Acquiror, to it at:

Experience Investment Corp.
100 St. Paul St., Suite 800
Denver, CO 80206
Attn:       Kevin Rohnstock

               Michael Mohapp

E-mail:  Kevin.Rohnstock@kslcapital.com

               Michael.Mohapp@kslcapital.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention:     Michael Wolfson

                     Benjamin P. Schaye

Email:           mwolfson@stblaw.com

                      ben.schaye@stblaw.com

12.           No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and Acquiror shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

13.           Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and thereof.

14.           No Third-Party Beneficiaries. The Stockholder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of Acquiror in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any Action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto; provided, that the Company shall be an express third party beneficiary with respect to Section 4 and Section 5(b) hereof.

15.           Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a)               This Agreement, the rights and duties of the parties hereto, and any disputes (whether in contract, tort or statute) arising out of, under or in connection with this Agreement will be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to any principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction.

(b)              Each of the parties hereto hereby irrevocably and unconditionally (i) submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, the United States District Court for the Southern District of New York located in New York, New York or, if such court declines to accept jurisdiction, then any court of the State of New York sitting in the borough of Manhattan), and any appellate court from any thereof, in any Action arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any Action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such Actions shall be heard and determined in such Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, the United States District Court for the Southern District of New York located in New York, New York or, if such court declines to accept jurisdiction, then any court of the State of New York sitting in the borough of Manhattan), (ii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any Action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) in the Delaware Court of Chancery, the United States District Court for the Southern District of New York located in New York, New York or any court of the State of New York sitting in the borough of Manhattan, (iii) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in any such court and (iv) agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto agrees that service of process, summons, notice or document by registered mail addressed to it at the applicable address in Section 11 shall be effective service of process for any Action brought in any such court or in such other manner as may be permitted by Law, will be valid and sufficient service thereof.

(c)               To the extent not prohibited by applicable Law that cannot be waived, each of the parties hereto irrevocably waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement, including but not limited to any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

16.           Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of each other party, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

17.           Enforcement. The rights and remedies of the parties shall be cumulative with and not exclusive of any other remedy conferred hereby. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, including the Stockholder’s obligations to vote or provide its written consent with respect to the Covered Shares as provided in this Agreement, in the applicable court as determined in accordance with Section 15(b) hereof, without proof of actual damages or otherwise (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity.

18.           Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

19.           Counterparts. This Agreement may be executed in two or more counterparts for the convenience of the parties hereto, each of which shall be deemed an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page, including any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g. www.docusign.com), to this Agreement by facsimile or by e-mail in “portable document format” shall be effective as delivery of a mutually executed counterpart to this Agreement.

20.           Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

21.           Capacity as a Stockholder. Notwithstanding anything herein to the contrary, the Stockholder signs this Agreement solely in the Stockholder’s capacity as a stockholder of the Company, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of any Affiliate, employee or designee of the Stockholder or any of its Affiliates in his or her capacity, if applicable, as an officer or director of the Company or any other Person.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

EXPERIENCE INVESTMENT CORP.

By:
Name:
Title:

EXPERIENCE MERGER SUB, INC.

By:
Name:
Title:

[STOCKHOLDER]

By:
Name:
Title:

Exhibit A

WRITTEN CONSENT
IN LIEU OF A
MEETING OF STOCKHOLDERS
OF
BLADE URBAN AIR MOBILITY, INC.

[●], 20[●]

The undersigned (the “Stockholder”), being the holder of shares of common stock [and preferred stock] of BLADE Urban Air Mobility, Inc., a Delaware corporation, (the “Company”), acting pursuant to Section 228(a) and Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby irrevocably and unconditionally consent to the adoption of the following resolutions in lieu of a meeting with respect to all of the shares of common stock and preferred stock of the Company held by the Stockholder:

MERGER AGREEMENT

WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of December 14, 2020 (the “Merger Agreement”), by and among the Company, Experience Investment Corp., a Delaware corporation (“Acquiror”) and Experience Merger Sub, Inc., a Delaware corporation (“Merger Sub”), a copy of which has been provided to the undersigned Stockholder (capitalized terms used herein without definition shall have the respective meaning ascribed to them in the Merger Agreement);

WHEREAS, pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation of the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, the Board has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement and to consummate the transactions contemplated thereby, including the Merger, (ii) approved the Merger Agreement and the execution, delivery and performance thereof and the consummation of the transactions contemplated thereby, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, and (iii) subject to Section 6.08 of the Merger Agreement, resolved to recommend the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, by the holders of the shares of the Company Stock, upon the terms and subject to the conditions set forth therein; and

WHEREAS, the affirmative vote in favor of the adoption of the Merger Agreement by a majority of the votes entitled to be cast thereon by the stockholders of the Company is required pursuant to Section 251 of the DGCL, upon the terms and subject to the conditions set forth in the Merger Agreement; now, therefore, be it

RESOLVED, that the Merger Agreement and the transactions contemplated thereby, including the Merger, are hereby adopted and approved in all respects, and the undersigned Stockholder hereby votes and provides its written consent with respect to all of the shares of common stock and preferred stock held by the Stockholder in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger; and

FURTHER RESOLVED, that the undersigned Stockholder hereby waives any and all irregularities of notice, with respect to the time and place of meeting, and any and all other procedural deficiencies and consents to the transaction of all business represented by this written consent.

[Remainder of page intentionally left blank.
Signature page follows.]

2

IN WITNESS WHEREOF, the undersigned stockholder has caused this consent to be duly executed as of the date first written above.

[STOCKHOLDER]

By:
Name:
[Title:]